Exhibit 99.2
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Electronic Sensor Technology Announces Resignation of CEO
Thursday January 26, 11:00 am ET

NEWBURY PARK, Calif.--(BUSINESS WIRE)--Jan. 26, 2006--Electronic Sensor Technology (OTCBB:ESNR), announced today that they had accepted the resignation of Matt Collier, the EST CEO, effective today for personal reasons. Jim Frey, EST's Chairman said that Teong Lim, a founder and former CEO will serve as acting CEO until a permanent replacement is found. Mr. Frey said the company regretted Mr. Collier's departure and wished him well in his future career. He said the company had realized a significant increase in sales and orders, and successfully completed a $7 million refinancing through the issuance of convertible debentures during the 2005 fiscal year.

About Electronic Sensor Technology:

Founded in 1995, Electronic Sensor Technology has developed and patented a chemical vapor analysis process. We believe that the Company's product line is positioned to eliminate key vulnerabilities in the homeland security market, specifically in maritime port, airport, and border security applications.

SEC Filings and Forward-Looking Statements

This press release includes forward looking statements, including the Company's expectations regarding its ability to develop and access capital markets and its ability to achieve expected results in the chemical detection and analysis industry. The forward looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the chemical detection and analysis industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. For a discussion of these factors, please refer to our recent filings with the Securities and Exchange Commission, including our most recent report on form 10-KSB. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.


Contact:

Electronic Sensor Technology
Dr. Teong C. Lim, 805-480-1994

Source: Electronic Sensor Technology